Exhibit 99.1

FINANCIAL NEWS
Sanmina Reports First Quarter Fiscal 2026 Financial Results

San Jose, CA – January 26, 2026. Sanmina Corporation (“Sanmina” or the “Company”) (NASDAQ: SANM), a leading integrated manufacturing solutions company, today reported financial results for the first quarter ended December 27, 2025 and outlook for its second fiscal quarter ending March 28, 2026.

First Quarter Fiscal 2026 Financial Highlights •Revenue: $3.19 billion •GAAP operating margin: 2.3% •GAAP diluted EPS: $0.89 •Non-GAAP(1) operating margin: 6.0% •Non-GAAP(1) diluted EPS: $2.38
Additional Highlights •Cash flow from operations: $179 million •Free cash flow(2): $92 million •Share repurchases: 516 thousand shares for $79 million •Ending cash and cash equivalents: $1.42 billion
(1)See Schedule 1 below for information regarding the items excluded from and our use of non-GAAP financial measures. A reconciliation of the non-GAAP financial information contained in this release to their most directly comparable GAAP measures is included in the financial statements furnished with this release.
(2)Free cash flow is defined as net cash provided by operating activity adjusted for net purchases of property and equipment. See Condensed Consolidated Cash Flow Statement included in the financial statements furnished with this release.

“Fiscal 2026 is off to a great start, with Q1 revenue and non-GAAP operating margin at the high-end of our outlook and non-GAAP EPS exceeding our outlook. In addition, the team did an excellent job delivering solid cash flow from operations,” stated Jure Sola, Chairman and CEO of Sanmina Corporation.
“Our Communications Networks and Cloud & AI Infrastructure end-markets continue to be strong as a result of ongoing demand for AI-driven hardware. The integration of ZT Systems is in line with our expectations and we are excited about the opportunities ahead. We remain focused on building broader and deeper partnerships with our customers, which enables us to deliver profitable growth, generate cash and maintain a healthy balance sheet to drive long-term shareholder value.”
Second Quarter Fiscal 2026 Outlook
The following outlook is for the second fiscal quarter ending March 28, 2026. These statements are forward-looking and actual results may differ materially.
•Revenue between $3.1 billion to $3.4 billion
•Non-GAAP diluted earnings per share between $2.25 to $2.55
Safe Harbor Statement
The statements above relating to our financial outlook for the second quarter fiscal 2026 constitute forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in these statements as a result of a number of factors, including the risk that the integration of and expected benefits from the ZT Systems acquisition may not be realized or may take longer to realize than anticipated; adverse changes in the key markets we target, in particular the cloud and AI infrastructure sectors; the impact of recent or future changes in tariffs and trade policy, which may adversely affect our costs, supply chain, and customer demand; our reliance on a limited number of customers for a substantial portion of our sales; risks arising from our international operations and expansion into new geographic markets; geopolitical uncertainty, and the other risk factors set forth in the Company's annual and quarterly reports filed with the Securities Exchange Commission.

The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the Investor Relations section of our website whether as a result of new information, future events or otherwise, unless otherwise required by law.
Company Conference Call Information
Sanmina will hold a conference call to review its financial results for the first quarter and outlook for the second quarter of fiscal 2026 on Monday, January 26, 2026 at 5:00 p.m. ET (2:00 p.m. PT). The access numbers are: domestic 800-836-8184 and international 646-357-8785. The conference call will also be webcast live over the Internet. You can log on to the live webcast at Q1'26 Earnings. Additional information in the form of a slide presentation is available on Sanmina’s website at www.sanmina.com. A replay of the conference call will be available for 48-hours. The access numbers are: domestic 888-660-6345 and international 646-517-4150, access code is 51961#.
About Sanmina
Sanmina Corporation, a Fortune 500 company, is a leading integrated manufacturing solutions provider serving the fastest growing segments of the global Electronics Manufacturing Services (EMS) market. Recognized as a technology leader, Sanmina provides end-to-end manufacturing solutions, delivering superior quality and support to Original Equipment Manufacturers (OEMs) primarily in the industrial and energy, medical, defense and aerospace, automotive and transportation, communications networks, and cloud and AI infrastructure markets. Sanmina has facilities strategically located in key regions throughout the world. More information about the Company is available at www.sanmina.com.
Sanmina Contact
Paige Melching
SVP, Investor Communications
408-964-3610

Sanmina Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(GAAP)
(Unaudited)

	December 27, 2025	September 27, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,415,541	$926,267
Accounts receivable, net	2,646,068	1,400,129
Contract assets	430,906	425,944
Inventories	3,053,201	1,988,462
Prepaid expenses and other current assets	307,004	124,656
Total current assets	7,852,720	4,865,458
Property, plant and equipment, net	954,803	682,354
Deferred income tax assets	379,324	171,218
Goodwill	306,680	30,386
Other assets	307,501	108,757
Total assets	$9,801,028	$5,858,173
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,348,214	$1,578,895
Accrued liabilities	627,876	179,605
Deferred revenue and customer advances	1,250,508	878,474
Accrued payroll and related benefits	216,837	167,541
Short-term debt, including current portion of long-term debt	172,000	17,500
Total current liabilities	4,615,435	2,822,015
Long-term liabilities:
Long-term debt	1,998,601	282,974
Other liabilities	525,695	214,021
Total long-term liabilities	2,524,296	496,995

Stockholders' equity	2,661,297	2,539,163
Total liabilities and stockholders' equity	$9,801,028	$5,858,173

Sanmina Corporation
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(GAAP)
(Unaudited)

	Three Months Ended
	December 27, 2025	December 28, 2024

Net sales	$3,189,693	$2,006,348
Cost of sales	2,947,331	1,838,433
Gross profit	242,362	167,915

Operating expenses:
Selling, general and administrative	114,886	70,845
Research and development	8,658	7,024
Acquisition and integration	43,363	—
Amortization of intangibles	1,187	—
Restructuring	670	1,436
Total operating expenses	168,764	79,305

Operating income	73,598	88,610

Interest income	8,058	3,396
Interest expense	(24,722)	(5,001)
Other income (expense), net	4,648	(729)
Interest and other, net	(12,016)	(2,334)

Income before income taxes	61,582	86,276
Provision for income taxes	9,827	15,392
Net income before noncontrolling interest	51,755	70,884
Less: Net income attributable to noncontrolling interest	2,469	5,881
Net income attributable to common shareholders	$49,286	$65,003

Net income attributable to common shareholders per share:
Basic	$0.91	$1.20
Diluted	$0.89	$1.16

Weighted-average shares used in computing per share amounts:
Basic	54,160	54,206
Diluted	55,519	55,853

Sanmina Corporation
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts)
(Unaudited)
		Three Months Ended
		December 27, 2025	September 27, 2025	December 28, 2024

GAAP Operating income		$73,598	$78,465	$88,610
	GAAP Operating margin	2.3%	3.7%	4.4%
Adjustments:
	Stock compensation expense (1)	23,620	16,233	15,292
	Amortization of inventory fair value adjustment (2)	49,000	—	—
	Amortization of intangible assets (3)	1,720	—	—
	Acquisition and integration charges (4)	43,363	27,082	—
	Distressed customer charges (5)	—	—	6,872
	Legal (6)	—	1,250	450
	Restructuring	670	3,420	1,436
Non-GAAP Operating income		$191,971	$126,450	$112,660
	Non-GAAP Operating margin	6.0%	6.0%	5.6%

GAAP Net income attributable to common shareholders		$49,286	$48,066	$65,003
Adjustments:
	Operating income adjustments (see above)	118,373	47,985	24,050
	Legal (6)	(3,745)	—	—
	Gain on sale of investment (7)	(4,710)	—	—
	Loss on debt extinguishment	1,345	—	—
	Adjustments for taxes (8)	(28,199)	(4,604)	(8,880)
Non-GAAP Net income attributable to common shareholders		$132,350	$91,447	$80,173

GAAP Net income attributable to common shareholders per share:
	Basic	$0.91	$0.90	$1.20
	Diluted	$0.89	$0.88	$1.16
Non-GAAP Net income attributable to common shareholders per share:
	Basic	$2.44	$1.71	$1.48
	Diluted	$2.38	$1.67	$1.44
Weighted-average shares used in computing per share amounts:
	Basic	54,160	53,567	54,206
	Diluted	55,519	54,860	55,853

(1)	Stock compensation expense
	Cost of sales	$5,995	$5,225	$5,024
	Selling, general and administrative	17,274	10,621	9,962
	Research and development	351	387	306
	Total	$23,620	$16,233	$15,292

(2)	Relates to the amortization of the fair value step up on inventory from the ZT acquisition.

(3)	Relates to amortization of intangible assets acquired from the ZT acquisition.

(4)	Relates to fees on the bridge loan facility as well as professional and legal fees incurred in connection with the ZT acquisition.

(5)	Relates to accounts receivable and inventory write-downs or recoveries associated with distressed customers.

(6)	Represents expenses, charges and recoveries associated with certain legal matters.

(7)	Related to gain on sale of equity interest.

(8)	Adjustments for taxes include the tax effects of the various adjustments we exclude from our non-GAAP measures, and adjustments related to deferred tax and discrete tax items.

Sanmina Corporation
Condensed Consolidated Cash Flow
(in thousands)
(GAAP)
(Unaudited)

	Three Months Ended
	December 27, 2025	December 28, 2024

Net income before noncontrolling interest	$51,755	$70,884
Depreciation and intangibles amortization	39,531	31,845
Amortization of inventory fair value adjustment	49,000	—
Other, net	17,794	21,154
Net change in net working capital	20,648	(59,945)
Cash provided by operating activities	178,728	63,938

Proceeds from sales (purchase) of investments	8,710	(300)
Net purchases of property, plant and equipment	(86,769)	(16,921)
Cash paid for businesses acquisition, net of cash acquired	(1,355,801)	—
Cash used in investing activities	(1,433,860)	(17,221)

Proceeds from long-term debt	2,200,000	—
Repayment of borrowings	(301,875)	(4,375)
Repurchases of common stock	(79,794)	(16,113)
Payments for tax withholding on stock-based compensation	(33,715)	(8,343)
Debt issuance costs	(28,703)	—
Cash provided by (used in) financing activities	1,755,913	(28,831)

Effect of exchange rate changes	(187)	(1,344)

Net change in cash, cash equivalents and restricted cash equivalents	$500,594	$16,542

Free cash flow:
Cash provided by operating activities	$178,728	$63,938
Net purchases of property & equipment	(86,769)	(16,921)
	$91,959	$47,017

Schedule 1

The statements above and financial information provided in this earnings release include non-GAAP measures of operating income, operating margin, net income and earnings per share. Management excludes from these measures stock-based compensation, restructuring, acquisition and integration expenses, impairment charges, amortization charges and other unusual or infrequent items, as adjusted for taxes, as more fully described below.

Management excludes these items principally because such charges or benefits are not directly related to the Company’s ongoing core business operations. We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of the Company’s operations, both internally and externally, (2) guide management in assessing the performance of the business, internally allocating resources and making decisions in furtherance of Company’s strategic plan, (3) provide investors with a better understanding of how management plans and measures the business and (4) provide investors with a better understanding of our ongoing, core business. The material limitations to management’s approach include the fact that the charges, benefits and expenses excluded are nonetheless charges, benefits and expenses required to be recognized under GAAP and, in some cases, consume cash which reduces the Company’s liquidity. Management compensates for these limitations primarily by reviewing GAAP results to obtain a complete picture of the Company’s performance and by including a reconciliation of non-GAAP results to GAAP results in its earnings releases.

Additional information regarding the economic substance of each exclusion, management’s use of the resultant non-GAAP measures, the material limitations of management’s approach and management’s methods for compensating for such limitations is provided below.

Stock-based Compensation Expense, which consists of non-cash charges for the estimated fair value of equity awards granted to employees and directors, is excluded in order to permit more meaningful period-to-period comparisons of the Company’s results since the Company grants different amounts and value of equity awards each quarter. In addition, given the fact that competitors grant different amounts and types of equity awards and may use different valuation assumptions, excluding stock-based compensation permits more accurate comparisons of the Company’s core results with those of its competitors.

Restructuring, Acquisition and Integration Expenses, which consist of employee severance, lease termination costs, exit costs, environmental investigation, remediation and related employee costs and other charges primarily related to closing and consolidating manufacturing facilities and those associated with the acquisition and integration of acquired businesses, are excluded because such charges (1) can be driven by the timing of acquisitions and exit activities which are difficult to predict, (2) are not directly related to ongoing business results and (3) generally do not reflect expected future operating expenses. In addition, given the fact that the Company’s competitors complete acquisitions and adopt restructuring plans at different times and in different amounts than the Company, excluding these charges or benefits permits more accurate comparisons of the Company’s core results with those of its competitors. Items excluded by the Company may be different from those excluded by the Company’s competitors and restructuring and integration expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Therefore, management also reviews GAAP results including these amounts.

Impairment Charges for Goodwill and Other Assets, which consist of non-cash charges, are excluded because such charges are non-recurring and do not reduce the Company’s liquidity. In addition, given the fact that the Company’s competitors may record impairment charges at different times, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors.

Amortization Charges, which consist of non-cash charges impacted by the timing and magnitude of acquisitions of businesses or assets, are also excluded because such charges do not reduce the Company’s liquidity. In addition, such charges can be driven by the timing of acquisitions, which is difficult to predict. Excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors because the Company’s competitors complete acquisitions at different times and for different amounts than the Company.

Other Unusual or Infrequent Items, such as charges or benefits associated with distressed customers, expenses, charges and recoveries relating to certain legal matters, and gains and losses on sales of assets, are excluded because such items are typically non-recurring, difficult to predict or not directly related to the Company’s ongoing or core operations and are therefore not considered by management in assessing the current operating performance of the Company and forecasting earnings trends. However, items excluded by the Company may be different from those excluded by the Company’s competitors. In addition, these items include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Management compensates for these limitations by reviewing GAAP results including these amounts.

Adjustments for Taxes, which consist of the tax effects of the various adjustments that we exclude from our non-GAAP measures and adjustments related to deferred tax and discrete tax items. Including these adjustments permits more accurate comparisons of the Company's core results with those of its competitors. We determine the tax adjustments based upon the various applicable effective tax rates. In those jurisdictions in which we do not expect to realize a tax cost or benefit (due to a history of operating losses or other factors), a reduced tax rate is applied.